Exhibit 16.1

SADLER, GIBB & ASSOCIATES, L.L.C.
Registered with the Public Company
Accounting Oversight Board

June 22, 2010

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Gazoo Energy Group, Inc.
Commission File Number 000-49995

Dear Sirs:

We are not in agreement with the statements being made by Gazoo Energy Group, Inc. in its Form 10-Q dated June 22, 2010 as they were not reviewed by the firm prior to issuance.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

SADLER, GIBB & ASSOCIATES